FOR IMMEDIATE RELEASE

   Contact:
   Kathleen A. Cote
   Investor Relations
   847.353.7253

              WORLDPORT REPORTS FISCAL YEAR 2002 FINANCIAL RESULTS


CHICAGO, IL, MARCH 31, 2003 - WORLDPORT COMMUNICATIONS, INC. (OTCBB: WRDP) today announced its financial results for the fiscal year of 2002.

       As previously announced, the Company ceased all active business operations in early 2002. Therefore, the Company's historical results will not be indicative of future performance. The results of exited operations have been classified as discontinued.

         The Company reported a net loss for the year ended December 31, 2002 of $0.2 million, or $0.01 loss per share, as compared to a net loss of $121.6 million, or $3.25 loss per share, for the prior year. Continuing operations generated losses of $1.7 million and $2.4 million in 2002 and 2001, respectively. Discontinued operations generated income of $1.5 million in 2002, as compared to a loss of $121.1 million in 2001. The income from discontinued operations recognized in 2002 resulted from the reversal of certain charges taken in 2001. Included in the loss from discontinued operations in 2001 were restructuring charges of $101.5 million associated with the shut down and/or sale of the Company's operations. These charges consisted of an $84.8 million asset impairment charge to write down certain long-lived assets to their expected net realizable value, facility exit costs of $9.3 million, bandwidth contract termination costs of $4.7 million, severance of $1.3 million, and other related costs of $1.4 million. Additionally, the Company recognized a gain on the disposal of discontinued operations of $1.8 million in 2001.

      As previously announced, on March 7, 2003, the Company repurchased approximately 99% of its outstanding preferred stock from The Heico Companies, LLC ("Heico"). The shares were repurchased for $67.4 million, which represents the aggregate liquidation preference of the purchased shares, including a 7% dividend that, under the terms of the preferred stock, must be paid before any distributions on, or purchase of, the Company's common stock. The Company has made a similar purchase offer to the three remaining preferred stockholders, the aggregate purchase price of which is $0.2 million. Worldport has retired the stock it has repurchased from Heico. A lawsuit relating to the repurchase of the preferred stock from Heico has been filed against the Company, its current directors and Heico alleging breach of fiduciary duty. The Company is still evaluating this claim and has not yet made a determination as to the merits of this case. The Company intends to vigorously contest the allegations.

      After the preferred stock repurchase transaction, the Company now has approximately $49.6 million in cash, cash equivalents and marketable securities as of March 25, 2003. The Company's cash equivalents currently consist of highly rated money market funds.

      The Company currently has outstanding a cash tender offer for all of its outstanding common stock (OTC: WRDP) at an offer price of $0.50 per share. The offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, April 4, 2003. The tender offer is not conditioned upon any minimum number of shares being offered. However, the tender offer is subject to certain other conditions set forth in the Offer to Purchase dated March 7, 2003 and the related Letter of Transmittal. The Company has been informed that neither The Heico Companies LLC nor J O Hambro Capital Management nor certain other stockholders, who in aggregate own approximately 45% of the Company's common stock, would sell their shares pursuant to the Company's tender offer.


      Notwithstanding the outstanding tender offer, the Company will continue to evaluate potential strategies including acquiring a new operating business or businesses or liquidating the Company. The Company has not identified a specific industry on which it intends to focus and has no present plans, proposals, arrangements or understandings with respect to the acquisition of any specific business.

       Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for a more detailed description of the Company's financial results.



    Notes to Investors:


       This press release contains certain statements of a forward-looking nature relating to future events or business performance. Any such statements that refer to Worldport's future business, operating results or other non-historical facts are forward-looking and reflect Worldport's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in Worldport's Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and Worldport undertakes no obligation to update these statements in light of future events or otherwise.

       The complete terms and conditions of the tender offer referred to above are set forth in an offer to purchase, letter of transmittal and other related materials which have been filed with the Securities and Exchange Commission and distributed to Worldport stockholders. Worldport stockholders and other interested parties are urged to read the tender offer documents as they contain important information. Investors can obtain such documents free of charge at the SEC's web site, www.sec.gov, or by contacting Georgeson Shareholder Services, the Information Agent for the transaction, at (212) 440-9800 (for banks and brokers); for all others call toll free at (866) 328-5441.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF WORLDPORT COMMUNICATIONS, INC. WORLDPORT COMMUNICATIONS, INC. HAS FILED A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                             -----------------------
                                                                                         2002         2001        2000
                                                                                         ----         ----        ----
REVENUES...........................................................................     $    --     $     --     $    --
COST OF SERVICES...................................................................          --           --          --
    Gross profit...................................................................          --           --          --

OPERATING EXPENSES:
   Selling, general and administrative expenses....................................         3,328        5,538      9,539
    Restructuring costs............................................................           --         1,018         --
   Depreciation and amortization...................................................           151          203        326
        Operating loss.............................................................       (3,479)      (6,759)     (9,865)

OTHER INCOME (EXPENSE):
   Interest income.................................................................         1,838        4,617     14,087
    Loss on sale of assets.........................................................          (89)        (289)       (739)
   Other income....................................................................          --             28        --

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     INCOME TAXES..................................................................       (1,730)      (2,403)      3,483

INCOME TAX PROVISION...............................................................           --          --           --
NET INCOME (LOSS) FROM CONTINUING OPERATIONS.......................................       (1,730)      (2,403)      3,483

DISCONTINUED OPERATIONS:
   Income (loss) from discontinued operations (net of a tax benefit of $5,597,
        $44,251, and $1,784 in 2002, 2001 and 2000, respectively)..................         1,492    (121,054)    (13,401)
   Gain on disposal of discontinued operations (including a tax benefit of $8,632
        in 2001 and net of a tax provision of $61,784 in 2000).....................           --         1,814    285,150


NET INCOME (LOSS)..................................................................         (238)    (121,643)    275,232

PREFERRED STOCK BENEFICIAL CONVERSION..............................................           --          --         (688)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS.................................     $   (238)   $(121,643)   $274,544

NET EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
    Basic..........................................................................     $  (0.05)   $   (0.06)   $   0.11
    Diluted........................................................................     $  (0.05)   $   (0.06)   $   0.06

NET EARNINGS (LOSS) PER SHARE:
    Basic..........................................................................     $  (0.01)   $   (3.25)   $   9.03
    Diluted........................................................................     $(0.01)     $   (3.25)   $   4.85

SHARES USED IN NET EARNINGS (LOSS) PER SHARE CALCULATION:
    Basic..........................................................................        39,087       37,372      30,402
        Convertible Preferred Stock................................................          --           --       21,513
        Warrants...................................................................          --           --        3,815
        Options....................................................................           --          --         820
    Diluted........................................................................        39,087       37,372      56,550



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